                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 1, 2002


                           PENWEST PHARMACEUTICALS CO.
             (Exact Name of Registrant as Specified in its Charter)


                                   Washington
                 (State or Other Jurisdiction of Incorporation)


        000-23467                                          91-1513032
(Commission File Number)                       (IRS Employer Identification No.)


     2981 Route 22, Patterson, NY                          12563-2335
(Address of Principal Executive Offices)                   (Zip Code)


                                 (845) 878-3414
              (Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

On November 4, 2002, Penwest Pharmaceuticals Co. ("Penwest") issued a press release announcing that it had entered into a Purchase Agreement with Josef Rettenmaier Holding GmbH & Co. KG ("Rettenmaier"), dated November 1, 2002 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Penwest will sell its excipient business to Rettenmaier for $39.5 million in cash and a promissory note of $2.25 million.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including the approval of Penwest's stockholders. Penwest's Board of Directors has unanimously approved the transaction. Banc of America Securities LLC acted as financial advisor to Penwest in connection with the transaction.

The description contained in this Item 5 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.



ITEM 7. EXHIBITS

2.1 Purchase Agreement made as of November 1, 2002, between Penwest Pharmaceuticals Co. and Josef Rettenmaier Holding GmbH & Co. KG.

99.1 Press release dated November 4, 2002 announcing Penwest Pharmaceuticals Co.'s agreement to sell its excipient business to Josef Rettenmaier Holding Gmbh & Co. KG for $41.75 million.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2002                 PENWEST PHARMACEUTICALS CO.
                                        (Registrant)



                                        By: /s/ Jennifer  L. Good
                                            -----------------------------------
                                            Jennifer L. Good
                                            Senior Vice President of Finance and
                                            Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1 Purchase Agreement made as of November 1, 2002, between Penwest Pharmaceuticals Co. and Josef Rettenmaier Holding GmbH & Co. KG.

99.1 Press release dated November 4, 2002 announcing Penwest Pharmaceuticals Co.'s agreement to sell its excipient business to Josef Rettenmaier Holding Gmbh & Co. KG for $41.75 million.